As filed with the Securities and Exchange Commission on August 11, 2006	Registration No. 333-128523

SECURITIES AND EXCHANGE COMMISSION

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
FORM SB-2
TO CONVERT TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

House of Taylor Jewelry, Inc.

(Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	5094 (Primary standard industrial classification code number)	33-0805583 (IRS employer identification no.)

9200 Sunset Boulevard, Suite 425

West Hollywood, California 90069

(310) 860-2660

(Address and telephone number of principal executive offices)

Jack Abramov, President

9200 Sunset Boulevard, Suite 425

West Hollywood, California

(310) 860-2660

(310) 860-2661 (Fax)

(Name, address and telephone number of agent for service)

With copies to:

Aaron A. Grunfeld, Esq. Resch Polster Alpert & Berger LLP 10390 Santa Monica Boulevard, Fourth Floor Los Angeles, California 90025 (310) 277-8300 (310) 552-3209 (Fax)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (4)
Common stock, $0.0001 par value	1,773,980 shares	$ 5.85	$10,377,783	$ 1,221.47
Common stock, $0.0001 par value, underlying $7.00 warrants (3)	1,676,378 shares	$ 5.85	9,806,811	1,154.26
Common stock, $0.0001 par value, underlying $3.50 warrants (3)	125,000 shares	$5.85	731,250	86.07
Total			$20,915,844	$2,461.80

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(1)

  Pursuant to Rule 416, this registration statement also covers such indeterminate number of shares of common stock as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

  Estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee on the basis of $5.85 per share, which was the average of the high and low prices of the Registrant’s common stock quoted on the Nasdaq Bulletin Board on September 22, 2005.

(3)

  Each warrant may be exercised at the holder’s option into one share of common stock upon payment of exercise price. The registrant is registering hereby the common stock issuable upon exercise of 1,801,378 warrants (inclusive of 152,398 shares underlying warrants issued to a placement agent and its designees).

(4)

  Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 is being filed to update and convert the registration statement to a Registration Statement on Form S-3.

Prospectus

       Filed pursuant to Rule 424 (b)(3)

                                                                                  Registration No. 333-128523

3,575,358 shares

Common Stock

This prospectus covers an aggregate of 3,575,358 shares of common stock, or interests therein, that may be disposed of from time to time by the selling stockholders listed under “Selling Stockholders” on page 16. Of the shares of common stock covered by this prospectus, 1,801,378 shares are issuable upon the exercise of warrants held by the selling stockholders. We will not receive any proceeds from the resale of any common stock by the selling stockholders. We will receive gross proceeds of $12,172,146 if all of the warrants are exercised for cash by the selling stockholders.

Our common stock trades on the Nasdaq Capital Market under the symbol “HOTJ.” On August 10, 2006 the last reported sale price for our common stock was $1.28. There is no public market for the warrants.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock covered hereby, or interests therein, on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

__________________________

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Post-Effective Amendment No. 2 to Prospectus dated February 14, 2006

TABLE OF CONTENTS

Page

Incorporation of Certain Documents by Reference

2

Prospectus Summary

3

The Offering

4

Risk Factors

5

Special Note Regarding Forward-Looking Statements

15

Use of Proceeds

16

Selling Security Holders

16

Plan of Distribution

22

Where You Can Find More Information

25

You may rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You  should  not  assume  that  the  information  provided  by  this prospectus  is  accurate  as of any date other than the date on the front  cover page of this prospectus.

Incorporation of Certain Documents by Reference

We incorporate by reference the documents listed below that we have filed with the SEC under the Securities Exchange Act of 1934:

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Our Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2005.

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Our Current Report on Form 8-K filed on February 14, 2006.

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Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006

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Our Current Report on Form 8-K filed on May 9, 2006.

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Our Current Report on Form 8-K filed on May 16, 2006.

By being able to “incorporate by reference” information we file with the SEC, we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  The information we file later with the SEC will automatically update and supersede this information.  We further incorporate by reference any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the time that all securities covered by this prospectus have been sold, provided however that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8K.

You may request a copy of these filings, at no cost, by writing or telephoning us at: House of Taylor Jewelry, Inc., 9200 West Sunset Boulevard, West Hollywood, California 90069, Attention: Corporate Secretary, (310) 860-2660.

Prospectus Summary

This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully. You should rely only on the information provided in this prospectus, including the information incorporated by reference.

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General

We are a Los Angeles-based international jewelry company. We serve fine jewelry retailers worldwide with diverse jewelry creations marketed under the prestigious House of Taylor Jewelry brand. We are implementing a business model that involves manufacturing and marketing our own fine jewelry products under our Elizabeth®,  ET®, House of Taylor Jewelry®,  and Kathy Ireland Jewelry® brands, while leveraging the manufacturing resources, distribution and marketing infrastructures of some of the leading fine and fashion jewelry manufacturers in the world. We also have our Kathy Ireland specialty brands that include J du J and The Quilts of Gees Bend. Our principal shareholders include entities owned by Dame Elizabeth Taylor and Kathy Ireland and members of the Abramov family.

We have an exclusive license with Interplanet Productions Ltd, the marketing entity through which Dame Elizabeth Taylor brings her jewelry line of branded products to the marketplace. This license provides us with the exclusive use of the House of Taylor Jewelry name and, subject to Interplanet’s approval, a broad, exclusive license to manufacture, market and enter into sublicense agreements for the manufacture and marketing of all categories of jewelry, including diamonds, colored stones, pearls, semiprecious stones, watches, costume jewelry and bridal adornment. We also have an exclusive license with Sandbox Jewelry, LLC, a subsidiary of Kathy Ireland Worldwide, that allows us to design, promote and sell jewelry under Kathy Ireland® brands. We combine branding and creative resources in fine jewelry design and direct source partnering to serve jewelry retailers with an array of unique and attractive creations marketed under the House of Taylor® Jewelry and Kathy Ireland® brands. Our license with Sandbox is limited principally to North America and does not cover watches or costume jewelry.

We target our Elizabeth®, ET®, and House of Taylor ®, brands to upper tier retail channels. Elizabeth®, ET, and House of Taylor® jewelry lines feature price points currently ranging from about $3,000 to over $1 million. We sell our principal Kathy Ireland Collection jewelry lines primarily through independent jewelry stores and smaller jewelry store chains, and plan to expand our distribution of  Kathy Ireland specialty brands through jewelry store chains and department store retail channels. Kathy Ireland Collection jewelry lines feature price points ranging from about $200 to $3,500. We are currently engaged in designing or acquiring designs on more than 200 new products that comprise the Elizabeth, ET, House of Taylor, and Kathy Ireland Collections which had their formal retail launch at major industry trade shows in June 2006. Ms. Ireland leads the design direction for her own collections and serves as an “Ambassador for House of Taylor Jewelry” under the direction of Dame Elizabeth Taylor.

The Offering

Shares outstanding prior to this offering	39,385,153
Shares covered hereby	3,575,358
Shares outstanding assuming all shares covered hereby are sold	41,186,531(1)
Use of proceeds

We will not receive any proceeds from the resale of any common stock by the selling stockholders.  We will receive gross proceeds of $12,172,146 if all of the warrants are exercised for cash by the selling stockholders.

Risk factors	Please read “Risk Factors” for a discussion of factors you should consider before investing in our common stock. See “Risk Factors.”
Nasdaq Capital Market trading symbol	“HOTJ”

(1)

Includes (i) 1,676,378 shares of common stock that may be issued on exercise of warrants at a strike price of $7.00 per share and (ii) 125,000 shares of common stock that may be issued on exercise of warrants at a strike price of $3.50 per share but excludes shares of common stock that may be issued on exercise of:

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other warrants to purchase 355,000 shares of common stock for $1.00 per share;

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stock options to purchase 25,000 shares of common stock for $0.15 per share;

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stock options to purchase 300,000 shares of common stock for $5.80 per share;

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warrants to purchase 180,000 shares of common stock for $7.05 per share; and

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2,915,000 shares of common stock issuable upon conversion of $11,660,000 in senior secured convertible notes which were issued in May 2006 and warrants to purchase 2,186,250 shares of common stock for $5.00 per share and not exercisable until November 2006 issued in conjunction with the notes.

Our executive offices are located at 9200 West Sunset Boulevard, West Hollywood, California 90069. Our telephone number is (310) 860-2660. Our website address is www.hotj.com. Information contained on our website does not constitute a part of this prospectus.

Risk Factors

Investment in our common stock involves significant risk. You should carefully consider the risks we describe below before deciding to invest. The market price of our common stock could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this prospectus. The risks described below are not the only ones facing us. We have described the risks we consider to be material. There may be additional risks that we view as not material or of which we are not presently aware. If any of the events described below were to occur, our business, prospects, financial condition, results of operations or cash flow could be materially harmed. This discussion contains forward-looking statements.

Risks relating to the company

We have licensed our Elizabeth Taylor brands from Interplanet Productions, Ltd. and our Kathy Ireland brands from Sandbox Jewelry, LLC, a subsidiary of Kathy Ireland Worldwide, and the impairment or loss of either of these licenses will adversely impact our operations and sales.

We are dependent on our licenses for implementation of our branded business model. A termination of either license would materially damage our goodwill with suppliers, retailers and consumers. If our license with Interplanet terminates we will be obligated to change the name of our business and will no longer be able to sell jewelry under the House of Taylor Jewelry brands and designs. The license with Interplanet may be terminated immediately if Jack Abramov and Monty Abramov are no longer associated with our business, if the license with Sandbox is terminated, if we effect a merger or sale of our company as well as under certain other circumstances. The license with Sandbox may be terminated upon a material breach of that license, including for failure to meet certain sales goals and failure to make royalty payments.

Our license may terminate if we do not pay to Interplanet established minimum annual royalties that increase over the seven-year term of the agreement.

Interplanet has the right to terminate our license if annual royalties do not at least meet established minimum amounts. If our license is terminated we will be obligated to change our name to delete the reference to “House of Taylor” and to cease producing jewelry under our brand names and designs. If that were to occur we would experience severe disruptions in our operations that may cause our shareholders to lose all or substantially all of their investment in our common stock.

Our business plan is based on continually promoting our brands, and if the value of our brands were to diminish, our revenue, results of operations and prospects would be materially harmed.

Dame Elizabeth Taylor and Kathy Ireland, as well as their names, their images and the trademarks and other intellectual property rights relating to these, are integral to our marketing efforts and form the cores of our brand names. Our future success and the value of our brand names depend, to a large degree, on the reputations of Dame Elizabeth Taylor and Kathy

Ireland. If the public image or reputation of Dame Elizabeth Taylor or Kathy Ireland is tarnished or otherwise diminished we may lose customers and incur substantial losses. The value of our brands may also diminish if for any reason, which may include death or disability, we are deprived of the services of, or ability to collaborate with, either  Dame Elizabeth Taylor and Kathy Ireland.

The value of our brands may also be diminished if we were unable adequately to protect our brand names and designs.

We are susceptible to others imitating our designs and jewelry products to give those items the same look and feel as our branded collections. We may not be able successfully to protect our intellectual property rights from infringement. In addition, the laws of many foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Imitation of our designs, including the look and feel of our products or other infringements of our intellectual property rights, could harm the value of our brands causing us added cost and lost or reduced revenue.

The execution of our business model depends on our ability to retain key executives and our license with Interplanet will terminate if we lose their services.

Our success depends on the efforts and abilities of senior management, Jack Abramov, President and Chief Executive Officer and Monty Abramov, Executive Vice President, Chief Design Officer. Each of these officers has entered into an employment agreement with us for a term that ends in May 2012.  Our ability to implement our business plan successfully would be jeopardized if either of Jack Abramov or Monty Abramov becomes incapable of fulfilling his obligations to us and a capable successor is not found.  Moreover, Interplanet Productions Ltd, the licensor of the House of Taylor Jewelry name and other licensed marks that are vital to our business, has the right to terminate the license immediately if Jack Abramov and Monty Abramov are no longer associated with our business.  We can give no assurance that qualified individuals will be available to replace existing management should replacement become necessary, or that capable entrepreneurial personnel can be attracted to manage our operations.  We believe that our future success will also depend significantly upon our ability to attract, motivate, and retain additional highly skilled managerial, technical and design, as well as experienced sales personnel. Competition for experienced and talented personnel is intense. We can give no assurance that we will be successful in attracting, assimilating, and retaining the personnel we require to grow and sustain our operations.

Our limited operating history has not yet generated positive cash flow from our current business model that focuses on promoting and marketing our branded jewelry lines.

Although our subsidiary, Tech Line, has been engaged in designing and marketing jewelry since about November 2001, we have been operating under the current business model of designing, manufacturing, distributing and promoting our branded jewelry lines under House of Taylor Jewelry labels since about May 2005. This short time frame provides a limited period for investors to evaluate our new business model. Because of this lack of operating history in connection with our new business model and the uncertain nature of the rapidly changing markets that we serve, we believe the prediction of future results of operation is difficult. Our prospects must be evaluated with a view to risks encountered by a company in an early stage of development.  While we are optimistic about our prospects and believe in the strengths of our Elizabeth Taylor and Kathy Ireland brands, we can provide no assurance that we will be profitable, have a positive cash flow or otherwise be successful.

We require substantial investment to launch and promote our branded jewelry lines and if we fail to raise capital to support and fund our expanding operations we may be unable to grow our business and generate positive cash flow.

We are in effect a new company that has no prior history in launching a branded business model within the jewelry industry. We may require additional capital in order to launch our new branded jewelry lines and continue to support and increase our sales and marketing efforts and fund our growth.  In addition, we may be required to spend greater-than-anticipated funds if unforeseen difficulties arise in the course of these or other aspects of our business.  As a consequence, we will be required to raise additional capital through public or private equity or debt financings, collaborative relationships, bank facilities or other lines of credit arrangements.  We cannot assure you that such additional capital will be available on terms acceptable to us, if at all.  Additional equity financing will be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants that could limit our operations and increased interest costs.  Our inability to obtain sufficient financing may

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cause us to lose the ability to obtain favorable source pricing and purchase terms for our  goods,

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reduce our ability to provide favorable pricing and terms to our customers, and

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require us to delay, scale back or eliminate some or all of our expansion programs and our marketing and promotional activities.

If we are unable to handle warehousing and sales fulfillments our customer relationships will be damaged and we will lose revenue.

Substantially all of our warehousing, inspection, shipping, billing, collections and customer service for our bridal jewelry categories, including sales, were conducted on our behalf through October 2005, for the sales season ending in the fourth calendar quarter of 2005 by a Los Angeles, California based manufacturer and wholesaler of bridal, fashion and other jewelry.  Since November 2005, we have handled all of these functions, including fulfillment,  in house. If we are unable to handle fulfillment in a secure, efficient and timely manner we may experience customer dissatisfaction, order cancellations and merchandise returns. As we expand our business we will also need to expand our existing fulfillment capabilities and facilities. We expect that our need to rapidly and efficiently adapt and expand our fulfillment capabilities will become more pressing in anticipation of the fourth calendar quarter. If we are unable to expand our fulfillment capabilities successfully to accommodate increases in demand, we may not be able to substantially increase our sales.

Our inability to manage growth could cause disruptions to our business and generate dissatisfaction among our retailers.

To manage our anticipated growth, we must oversee transaction processing methods, implement operations and financial systems, improve procedures and controls, hire qualified persons and train and manage our employees. We must also look to support and be responsible to an expanding number of retailers who carry one or more of our branded collections. We may not be able to implement these items in an effective and timely manner, or at all.  An inability to manage these challenges of growth could disrupt or harm our supplier and retailer relationships, cause cost increases and generate losses.  We can provide no assurance that we will achieve planned expansion goals, manage growth effectively, increase sales or revenues, or ever operate profitably.

Concentration of share ownership among our existing executive officers, directors and principal stockholders may prevent others from influencing corporate decisions.

Our executive officers, directors and principal stockholders, as a group, beneficially own approximately 30,800,000 of our shares, or about 78% of our currently outstanding common stock. As a result, these stockholders, acting together, will have the ability to exert control over substantially all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of ownership could be disadvantageous to other stockholders with interests different from those of our officers, directors and principal stockholders.

If our brands, designs and collections are not accepted by our customers, we will not capture market share.

Our principal Elizabeth Taylor and Kathy Ireland lines and collections have not yet been fully launched and are thus unproven. As a result of our limited operating history, our ability to execute our business strategy is materially uncertain and our operations and prospects are subject to all risks inherent in a developing business enterprise. Our limited operating history also makes it difficult to evaluate our long-term commercial viability. Our ability to execute our business strategy must be evaluated in light of the problems, expenses and difficulties frequently encountered by new businesses in general and by jewelry businesses specifically.

While management believes that our Elizabeth Taylor and Kathy Ireland brands will have immediate national and international name recognition and generate substantial goodwill, the success of our business will depend, in significant part, on the market’s acceptance of our new brands and the jewelry lines designed for those brands.  We can provide no assurance that these new brands will be successfully received in the marketplace. If the growth and demand for and acceptance and purchase of our brands do not occur or if our brand development and market acceptance occur at a rate that is less rapid than we have anticipated, our business, financial condition and results of operations will be materially and adversely affected.

If retailers of our products do not accept or if they cease to sell our products or fail to purchase our products at anticipated levels, we may lose or not be able to increase revenues resulting in further reported losses.

Our business model provides for the sale of our branded jewelry lines to retail stores and chains meeting sales standards and other requirements that we establish.  Our results of operations will depend to a significant extent upon the commercial success of the retail jewelry select to carry and market our jewelry lines.  If these retail jewelry stores fail to purchase our branded jewelry lines at anticipated levels or if our relationships with these customers are impaired, we may experience no revenue growth and continued losses.

We expect our quarterly financial results to fluctuate which may lead to volatility in our stock price.

We expect to experience substantial variations in our net sales and operating results from quarter to quarter.  We believe that the factors which influence variable quarterly results include

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the timing of our introduction of new Elizabeth Taylor and Kathy Ireland product lines,

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the level of consumer acceptance of each new branded product line, general economic and industry conditions that affect consumer spending and retail purchasing on discretionary matters such as jewelry,

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the seasonality of the markets in which we participate,

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the timing of trade shows,

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product mix of customer orders,

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timing of the placement or the cancellation of customer orders,

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the success and efficiency of our handling fulfillment, including packaging, shipping, invoicing and collecting on merchandise sold, and

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the actions of competitors.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors. In this event, the price of our common stock may decline. As a result of these actual and anticipated fluctuations in our revenue and operating expenses, we believe that period-to-period comparisons of our results of operations are not and will not be a reliable indication of our future performance.

Increases in the price of raw materials or their reduced availability could increase our cost of sales and decrease our profitability if we are unable to pass these added costs to our customers.

Our principal raw materials and work in process include diamonds, other precious and semiprecious gem stones, gold, silver, pearls and other high fashion items comprising our jewelry products. The price and availability of any of these items may fluctuate significantly, depending on a variety of factors including supply conditions, government regulation, economic climate and other unpredictable factors. Any price increases in the materials underlying our jewelry lines could increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers.  Moreover, any decrease in the availability of these goods could impair our ability to meet our customer delivery requirements in a timely manner.

If we are unable to offer innovative, well priced and style sensitive branded products that meet changing consumer preferences we will lose customers and be unable to increase revenue and market share.

The jewelry industry across all price points is characterized by changing or evolving consumer preferences.  As a result, our success will depend on our ability to source, design, develop, market and deliver attractive products at a reliable pace that is competitive with other manufacturers in our several segments and price points. We must continue to create and present jewelry products and lines that appeal to multiple consumer segments across a range of consumer accepted price points. If we are unable to develop attractively designed branded products and updated core jewelry lines on a regular basis we could:

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limit our ability to differentiate, segment and price our products;

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adversely affect retail and consumer acceptance of our jewelry lines within the sales categories that we serve; and

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limit sales potential.

The increasing importance of branded design innovation and stylings in the jewelry business requires us to strengthen our internal sensitivity to style trends and to rely on successful relationships with third parties, such as suppliers of pearls, diamonds, colored precious and semi-precious gem stones and bridal jewelry.

Our dependence on outside manufacturers and suppliers may reduce our ability to control the creation and supply of our products, which could harm our sales, reputation and overall profitability.

We depend on outside manufacturers, suppliers and vendors to help us design, secure, finance, supply and ship our goods in an environment characterized by continuing cost pressure and increasing demands for branded product and marketing innovation.  This dependence could subject us to difficulty in obtaining or making timely delivery of branded products of acceptable quality and style.  This dependence could result in our failure to meet delivery requirements of our customers.  Failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, reduce future orders, any of which could harm our sales, reputation and overall profitability.  To the extent we are not able to secure or maintain relationships with independent suppliers or contractors that are able to fulfill our requirements, our business will be harmed.

We may experience sales resistance and revenue declines, particularly for our couture categories, in down turning general economic cycles.

The jewelry industry is a cyclical one that is heavily dependent upon the overall level of consumer spending.  Purchases of jewelry and related fashion goods tend to be highly correlated with economic cycles and the disposable income of our consumers.  Our customers may anticipate and respond to adverse changes in economic conditions and uncertainties by reducing inventory and canceling orders.  As a result, any substantial deterioration in general economic conditions, increases in interest rates, acts of war, terrorist or political events that diminish consumer spending and confidence in any of the geographical areas in which we compete could reduce our sales and adversely affect our business and financial conditions.

We face significant competition and may be unsuccessful in competing against current and future competitors.

The wholesale jewelry industry is intensely competitive, and we expect competition in the sale of diamonds, fine and other lines of jewelry that we sell to increase and intensify in the future. Increased competition may result in price pressure, reduced gross margins and loss of market share, any of which could substantially harm our business and results of operations.  We face a variety of competitive challenges that include:

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anticipating and quickly responding to changing consumer demands;

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developing high style, high quality branded jewelry products, including rings, necklaces, earrings, bracelets and other high quality products in sizes, colors and types that appeal to consumers of varying age groups, disposable income and tastes;

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competitively pricing our lines of jewelry products and achieving customer perception of value for our brands; and

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providing strong and effective marketing support and incentives to our retail jeweler customers.

           In addition to wholesalers and designers, we may face competition from suppliers of our products that decide to sell directly to consumers, either through physical retail outlets or through an online store. Many of our current and potential competitors have advantages over us, including longer operating histories, established brand recognition, existing customer and supplier relationships, and significantly greater financial, marketing and other resources. Our inability to meet these competitive challenges may harm our customer relationships, negatively impact consumer confidence in our brands and result in our having undesirable inventory that cannot be sold at a profit.

If our products infringe upon the intellectual property rights of others we may incur significant litigation costs and damages that could harm our reputation and cause us losses.

From time to time, we may receive notices that claim we have infringed upon, misappropriated or misused other parties’ proprietary rights and such claims could result in litigation.  Such litigation, whether as a plaintiff or a defendant, may harm our reputation, cost us money, divert management attention and prevent us from offering some of our products.    Any claims or litigation in this area, whether we ultimately prevail or not, could be time-consuming and costly, injure our reputation or require us to enter into royalty or licensing arrangements.  We may not be able to enter into these royalty or licensing arrangements on commercially reasonable terms, if at all.

We face the risk of theft of our products from inventory or during shipment.

          We may experience theft of our products while they are in our possession or during the course of shipment to our customers by third-party shipping carriers. We have implemented security measures to prevent or limit such theft and maintain insurance to cover losses resulting from theft. However, if security measures fail, losses exceed our insurance coverage or if we are not able to maintain insurance at a reasonable cost, we could incur significant losses from theft, which would substantially harm our business and results of operations.

Risks relating to our common stock

Our stock price may be volatile, and you may not be able to resell your shares at or above the price you paid.

There has only been a limited public market for our securities and we can provide no assurance that an active trading market in our securities will develop or be maintained. In addition, the overall market for securities in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. We expect that the trading price of our common stock may be subject to significant fluctuations for reasons that may include, but are not limited to:

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quarterly variations in operating results and achievement of key business metrics;

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changes in earnings estimates by securities analysts, if any;

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any differences between reported results and securities analysts’ published or unpublished expectations;

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announcements of new contracts or service offerings by us or our competitors;

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market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors;

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demand for our services and products;

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shares being sold pursuant to Rule 144 or upon exercise of warrants;

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stock market price and volume fluctuations attributable to inconsistent trading volume levels;

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future sales of equity or debt securities, including sales which dilute existing investors; and

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general economic or stock market conditions unrelated to our operating performance.

These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

Future sales of our common stock, including sales of shares covered by this prospectus, could lower the market price of our common stock.

In May 2005 we completed a private placement of securities consisting of 250,000 shares of common stock and warrants covering 125,000 shares of common stock, allowing the holders thereof to exercise each warrant at a strike price of $3.50 per share. In August 2005, we completed a private placement of 1,523,980 shares and warrants covering an additional 1,523,980 shares of our common stock, at a strike price of $7.00 per share. In May 2006 we completed a private placement of $11,660,000 in senior secured notes convertible into 2,915,000 shares of common stock and warrants to purchase up to 2,186,250 shares of common stock. We agreed to file a registration statement covering the securities we issued in these private securities placements. From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who owns restricted securities and who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or, or if our securities are listed for trading on a national exchange, the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of restricted securities, without any limitation, by stockholders who are non-affiliates and who have held the securities for at least two-years. Any substantial sales by holders of our common stock pursuant to this prospectus or pursuant to Rule 144 may have a depressive effect on the market price of our securities.

Risks Related to Our Private Placement of Senior Convertible Notes and Warrants

We may have to convert the Notes into shares of our common stock, and issue shares of our common stock upon exercise of the Series A Warrants, at prices which may result in substantial dilution to our shareholders.

If we issue shares of common stock on conversion of the Notes or exercise of the above securities your ownership in the company could be significantly diluted.

We are permitted to pay the principal and interest payable on the Notes with shares of our common stock if certain conditions are met.  The number of shares of our Common Stock that may be issued upon conversion of the Notes is equal to the aggregate amount of the principal due, divided by the lower of (1) the fixed conversion price then in effect  or (2) 85% of the Average Market Price (as defined in the Notes) on the date that the payment is due. The conversion price in effect on the issuance date of the Notes was $4.00 per share. The fixed conversion price is subject to adjustment if we do not meet certain defined sales targets for the nine months ended September 30, 2006, the year ended December 31, 2006 and the year ended December 31, 2007 (Sales Threshold Dates) and our stock is trading below $5.00 per share.  Any adjustment in the conversion price would result in the Notes becoming convertible into a greater number of shares of our common stock.  The number of shares of our common stock that are issuable for interest is the amount of interest due divided by 85% of  the Average Market Price on the date the interest is due.

We will experience harmful consequences if the shares underlying the securities of our May 2006 Notes placement are not registered with the SEC within defined time periods.

We are obligated to file a registration statement with the SEC by June 26, 2006 covering the resale of all shares issuable upon conversion of the Notes or exercise of the Warrants. We are also obligated to cause the Registration Statement, to be declared effective no later than July 11, 2006, or if the Registration Statement is reviewed by the SEC, no later than August 10, 2006. If we fail to file the Registration Statement, we must pay to the Investors an amount in cash equal to one and one half percent (1.5%) of the outstanding balance of the Notes, and a one and one half percent (1.5%) cash payment every thirty days thereafter until we file the Registration Statement. The total penalty payment is capped at 10% of the aggregate purchase price of the Notes. Any amount payable in addition to such cash payment cap will cause the conversion price of the investor’s Notes to be lowered by any amount equal to the excess payment divided by the then outstanding amount of the Notes.

If we are obligated for any reason to repay our outstanding convertible notes we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible notes, if required, could result in legal action against us, which could require the sale of substantial assets.

As of June 26, 2006, we have outstanding, $11,660,000 aggregate principal amount of senior secured convertible notes. The Notes are due and payable on March 31, 2009, unless sooner converted into shares of our common stock. Any event of default could require the early repayment of the notes in whole or in part at a premium equal to up to 125% of the principal amount outstanding, together with accrued interest on the outstanding principal balance of the notes.  If, prior to the maturity date, we are required to repay the notes in full, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes, together with the applicable redemption premium, when required, the holders of the notes could commence legal action against us to recover the amounts due. Any such action would be materially harmful to us and could require us to curtail or cease operations.

We may need to obtain an irrevocable letter of credit in an amount of $5,000,000 from a bank acceptable to our Note holders.

From May 12, 2007 and for so long as the Notes are outstanding, we must at all times maintain a Net Cash and Inventory Balance (as defined in the Notes) in excess of 50% of the outstanding principal under the Notes plus any accrued and unpaid interest and late charges, if any.  If we fail to maintain that percentage, we are required to obtain an irrevocable letter of credit in an amount of $5,000,000 from a bank acceptable to our Note holders. The Net Cash and Inventory Balance Test (including the corresponding obligation to have the letter of credit available) will not be applicable for the 12 month period following a Sales Threshold Date if we have met our sales targets for those dates.

Substantial leverage and debt service obligations may adversely affect our cash flows.

We incurred new indebtedness of $11.6 million in connection with our sale of the Notes on May 12, 2006. As a result of this indebtedness, our principal and interest payment obligations increased substantially. The degree to which we are leveraged could, among other things:

•

make it difficult for us to make payments on the Notes;

•

make it difficult for us to obtain financing for working capital, acquisitions or other purposes on favorable terms, if at all

•

make us more vulnerable to industry downturns and competitive pressures; and

•

limit our flexibility in planning for, or reacting to changes in, our business.

Our ability to meet our debt service obligations will depend upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control.

Special Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Use of Proceeds

We will not receive any proceeds from the resale of any common stock by the selling stockholders.  We will receive gross proceeds of $12,172,146 if all of the warrants are exercised for cash by the selling stockholders.  We intend to use cash proceeds from exercises of warrants for working capital and other general corporate purposes.

Selling Security Holders

The following table identifies the selling stockholders, as of December 30, 2005, and indicates certain information known to us with respect to (i) the number of shares of common stock  beneficially owned by the selling stockholder, (ii) the number of shares of common stock covered hereby, and (iii) the number of shares of common stock and percentage of outstanding shares of common stock to be beneficially owned by the selling stockholders assuming the sale of all of the shares of common stock covered hereby by the selling stockholders. The term “beneficially owned” means shares of common stock owned or that may be acquired within 60 days.  Shares of common stock that are issuable upon the exercise of outstanding options, warrants, convertible securities or other purchase rights, to the extent exercisable within 60 days of the date of this prospectus, are treated as outstanding for purposes of computing each selling stockholder’s percentage ownership of outstanding shares. The selling stockholders may sell some, all, or none of their shares of common stock. The number and percentages set forth below under “Shares Beneficially Owned After Offering” assumes that all offered shares of common stock are sold. Of the 3,575,358 shares of common stock being offered by the selling stockholders, 152,398 shares are issuable upon the exercise of warrants issued to designees of Laidlaw & Company (UK) Ltd., as partial compensation for acting as placement agent in the private offering that we closed in August 2005.

	Shares Beneficially Owned Prior to Offering		Shares Covered Hereby	Shares Beneficially Owned After Offering
Name of selling security holder	Number	Percentage		Number	Percentage
Marion Acree (1)	12,000	*	12,000	-0-	-0-
Hartley Bernstein Con IRA (2)	12,000	*	12,000	-0-	-0-
Warren Bulman (3)	11,528	*	11,528	-0-	-0-
Carcap Co. LLC (4)	30,000	*	30,000	-0-	-0-
M. Robert Ching MD Inc. 401k PSP (5)	54,000	*	54,000	-0-	-0-
Bradley Ching (6)	3,000	*	3,000	-0-	-0-
Brent Ching (7)	3,600	*	3,600	-0-	-0-
Brian Ching (8)	3,600	*	3,600	-0-	-0-
Marc Cohen (9)	12,000	*	12,000	-0-	-0-
James Corman (10)	21,184	*	21,184	-0-	-0-
Scott Crowther (11)	12,000	*	12,000	-0-	-0-
J.E. Deck LLC (12)	8,136	*	8,136	-0-	-0-
James A. Erb (13)	12,000	*	12,000	-0-	-0-

Gila Products LLC (14)	12,000	*	12,000	-0-	-0-
Gilcy Partners Ltd LP (15)	24,000	*	24,000	-0-	-0-
Jeffrey Glassman (16)	11,764	*	11,764	-0-	-0-
Lynn Intrater Ttee (17)	30,000	*	30,000	-0-	-0-
Sterne Agee & Leach Inc. a/c/f NOW Electronics Inc. 401k PSP fbo Aaron Goodridge (18)	12,000	*	12,000	-0-	-0-
Sean Greene (19)	24,000	*	24,000	-0-	-0-
Helen Kohn (20)	12,000	*	12,000	-0-	-0-
Joseph Lowe & Beva Lowe Jtwros (21)	12,000	*	12,000	-0-	-0-
Jim J. Lucey (22)	24,000	*	24,000	-0-	-0-
LM Marjac LLC (23)	14,200	*	14,200	-0-	-0-
Rudolph Mazurosky (24)	12,000	*	12,000	-0-	-0-
Robert J. Molleur Ttte (25)	24,000	*	24,000	-0-	-0-
John M. Moretz (26)	96,000	*	96,000	-0-	-0-
James Napier (27)	24,000	*	24,000	-0-	-0-
Matthew Novack & Jerold Novack Jtwros (28)	12,000	*	12,000	-0-	-0-
John O’Mahony (29)	12,000	*	12,000	-0-	-0-
David L. Roush (30)	12,000	*	12,000	-0-	-0-
Sterne Agee & Leach Inc. a/c/f Joel M. Schoenfeld Con IRA (31)	12,000	*	12,000	-0-	-0-
Steven Spira (32)	12,000	*	12,000	-0-	-0-
Spira Family Investment Partnership (33)	12,000	*	12,000	-0-	-0-
Wayne J. Stastny (34)	12,000	*	12,000	-0-	-0-
Sterne Agee & Leach Inc. a/c/f Barbara Swingle Std. IRA (35)	12,000	*	12,000	-0-	-0-
Trude C Taylor & Joan C Taylor co trustees (36)	24,000	*	24,000	-0-	-0-
Mary Ellen Viola (37)	12,000	*	12,000	-0-	-0-
Dean Willard (38)	12,000	*	12,000	-0-	-0-
Alan Wolff (39)	24,000	*	24,000	-0-	-0-

Special Situations Private Equity Fund LP (40)	941,178	2.4	941,178	-0-	-0-
DCI Master LDC (41)	235,296	*	235,296	-0-	-0-
Smithfield Fiduciary LLC (42)	470,590	1.2	470,590	-0-	-0-
Omicron Master Trust (43)	352,942	*	352,942	-0-	-0-
Iroquois Master Fund Ltd. (44)	352,942	*	352,942	-0-	-0-
John C. Kleinert (45)	187,500	*	187,500	-0-	-0-
Hargreave Hale (46)	46,875	*	46,875	-0-	-0-
Carcap, Co. LLC (47)	46,875	*	46,875	-0-	-0-
Sandra Rubin (48)	46,875	*	46,875	-0-	-0-
Stanley Goldberg and Lynn G. Intrater, Trustees, Stanley Goldberg Revocation Trust dated 12/17/93 (49)	46,875	*	46,875	-0-	-0-
Cary Sucoff (50)	34,924	*	34,924	-0-	-0-
Harvey Kohn (50)	31,749	*	31,749	-0-	-0-
Lewis Mason (50)	22,225	*	22,225	-0-	-0-
Scott Sucoff (50)	22,225	*	22,225	-0-	-0-
Francis Anderson (50)	3,175	*	3,175	-0-	-0-
Garnet Trust (51)	19,050	*	19,050	-0-	-0-
Buff Trust (51)	19,050	*	19,050	-0-	-0-

 Less than 1%

(1)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(2)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(3)	Includes 5,764 shares of common stock issuable upon exercise of warrants.
(4)	Includes 15,000 shares of common stock issuable upon exercise of warrants.
(5)	Includes 27,000 shares of common stock issuable upon exercise of warrants.
(6)	Includes 1,500 shares of common stock issuable upon exercise of warrants.
(7)	Includes 1,800 shares of common stock issuable upon exercise of warrants.
(8)	Includes 1,800 shares of common stock issuable upon exercise of warrants.
(9)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(10)	Includes 10,592 shares of common stock issuable upon exercise of warrants.

(11)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(12)	Includes 4,068 shares of common stock issuable upon exercise of warrants.
(13)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(14)	Includes 12,000 shares of common stock issuable upon exercise of warrants.
(15)	Includes 5,882 shares of common stock issuable upon exercise of warrants.
(16)	Includes 15,000 shares of common stock issuable upon exercise of warrants.
(17)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(18)	Includes 12,000 shares of common stock issuable upon exercise of warrants.
(19)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(20)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(21)	Includes 12,000 shares of common stock issuable upon exercise of warrants.
(22)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(23)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(24)	Includes 12,000 shares of common stock issuable upon exercise of warrants.
(25)	Includes 7,100 shares of common stock issuable upon exercise of warrants.
(26)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(27)	Includes 12,000 shares of common stock issuable upon exercise of warrants.
(28)	Includes 48,000 shares of common stock issuable upon exercise of warrants.
(29)	Includes 12,000 shares of common stock issuable upon exercise of warrants.
(30)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(31)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(32)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(33)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(34)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(35)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(36)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(37)	Includes 6,000 shares of common stock issuable upon exercise of warrants.
(38)	Includes 12,600 shares of common stock issuable upon exercise of warrants.
(39)	Includes 12,000 shares of common stock issuable upon exercise of warrants.

(40)

Includes 470,589 shares of common stock issuable upon exercise of warrants.  MG Advisers, L.L.C. (“MG”) is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. (the “Fund”).  Austin W. Marxe and David M. Greenhouse are the principal owners of MG. Through their control of MG, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of the Fund.

(41)	Includes 117,648 shares of common stock issuable upon exercise of warrants.
(42)	Includes 235,295 shares of common stock issuable upon exercise of warrants.

(43)

Includes 176,471 shares of common stock issuable upon exercise of warrants.

Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron.  Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock.  Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of December 12, 2005, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron.

By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron.  Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority.  No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended.  Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder.  No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Omicron and Winchester.

(44)	Includes 176,471 shares of common stock issuable upon exercise of warrants.
(45)	Includes 62,500 shares of common stock issuable upon exercise of warrants.
(46)	Includes 15,625 shares of common stock issuable upon exercise of warrants.
(47)	Includes 15,625 shares of common stock issuable upon exercise of warrants.

(48)	Includes 15,625 shares of common stock issuable upon exercise of warrants.
(49)	Includes 15,625 shares of common stock issuable upon exercise of warrants.

(50)

Consists of shares that could be purchased on exercise of warrants issued in connection with our private placement in August 2005. This selling shareholder is an employee of Laidlaw, received these warrants as a designee of Laidlaw in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. Laidlaw was entitled to receive these securities as partial compensation for its services as placement agent in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. These securities are subject to a 180-day lock-up agreement in accordance with the requirements of NASD Rule 2710(g)(1).

(51)

Consists of shares that could be purchased on exercise of warrants issued in connection with our private placement in August 2005. This selling shareholder is an owner of Laidlaw, received these warrants as a designee of Laidlaw in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. Laidlaw was entitled to receive these securities as partial compensation for its services as placement agent in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. These securities are subject to a 180-day lock-up agreement in accordance with the requirements of NASD Rule 2710(g)(1).

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-	an exchange distribution in accordance with the rules of the applicable exchange;
-	privately negotiated transactions;
-	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
-	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and
-	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Laidlaw has indicated to us its willingness to act as selling agent on behalf of the selling stockholders named in the Prospectus under "Selling Security Holders" that purchased our privately placed securities. All shares sold, if any, on behalf of selling shareholders by Laidlaw would be in transactions executed by Laidlaw on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 5% of the gross proceeds. Laidlaw does not have an underwriting agreement with us and/or the selling shareholders and no selling shareholders are required to execute transactions through Laidlaw.  In the event that there are other broker dealer firms involved in the distribution of securities on behalf of selling shareholders, the maximum commission or discount to be received will not be greater than 8% of the sale of any securities which were registered pursuant to this prospectus under SEC Rule 415.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders will receive the aggregate proceeds from the common stock offered by them. The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of common stock in this offering. We may receive proceeds from holders who exercise their warrants and pay the applicable cash exercise price in connection with those exercises.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all the expenses incident to registration other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will pay for offering expenses including the SEC registration fee, accounting fees, legal feel, printing expenses and other related miscellaneous expenses. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act. Notwithstanding anything contained herein to the contrary, an aggregate of 152,398 shares of common stock issuable upon exercise of warrants held by designees of Laidlaw are subject to a 180 day lock-up agreement in accordance with the requirements of NASD Rule 2710(g)(1).

Interests of Named Experts and Counsel

The validity of the securities offered hereby will be passed on for us by Resch Polster Alpert & Berger LLP. Members of Resch Polster Alpert & Berger LLP own 125,000 shares of our common stock, warrants to purchase 109,687 shares of our common stock and $25,000 of our Notes currently convertible at $4.00.

Experts

The consolidated financial statements of House of Taylor Jewelry, Inc. appearing in our Annual Report (Form 10-KSB) for the year ended December 31, 2005 have been audited by Stonefield Josephson, Inc., Independent Registered Public Accounting Firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580,  Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized nor have the selling shareholders authorized anyone to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Disclosure of Commission Position on Indemnification for Securities Law Violations

Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

3,575,358 Shares

House of Taylor Jewelry, Inc.

Common Stock

PROSPECTUS

August 11, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other expenses of issuance and distribution

The following table sets forth all expenses expected to be paid by us in connection with this offering. Pursuant to registration rights agreements entered into by and among us and certain selling stockholders, subject to certain exceptions, we have agreed to pay all expenses of the company and all reasonable expenses of the selling stockholders (excluding transfer taxes and underwriters’ discounts, commissions and the like of the selling stockholders), in each case incurred in connection with the registration of the shares of common stock covered by the prospectus of which this registration statement forms a part. All amounts shown are estimates other than the registration fee:

SEC registration fee	$2,462
Printing costs	10,000
Legal fees and expenses	125,000
Accounting fees and expenses	100,000
Transfer agent fees	10,000
Blue sky fees and expenses (including legal fees)	15,000
Miscellaneous	27,538
Total	$290,000

All of the above expenses except the SEC registration fee are estimates. All of the above expenses will be borne by the registrant.

Item 15.  Indemnification of directors and officers

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or on behalf of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. The Nevada Revised Statutes further provide that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Our bylaws provide that we will indemnify our directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.  These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.

The Placement Agent Agreement, referenced as Exhibit 1.1 hereto, provides for indemnification of the registrant’s Placement Agent and its officers and directors for certain liabilities, including matters arising under the Securities Act.

Item 16.   Exhibits

 (a)

Exhibits

Number

Exhibit

1.1

Placement Agent Agreement *

1.2

Placement Agent Warrant *

2.1

Agreement and Plan of Reorganization, dated as of May 20, 2005, by and among Nurescell, Inc., HOTJ Acquisition Corp. and House of Taylor of Jewelry, Inc. (1)

2.2

Promissory Note Payable by Tech Line Jewelry, Inc. to Rachel Abramov, As Trustee Of The Raphael Abramov And Rachel Abramov Family Trust, Dated As Of June 31, 1999, Jack Abramov And Monty Abramov*

2.3

Security Agreement *

3.1

Articles of Incorporation, as amended (4)

3.2

Certificate of Amendment to Articles of Incorporation (5)

3.3

Certificate of Amendment to Articles of Incorporation (6)

3.4

By-laws of the registrant (4)

3.5

Code of Business Conduct and Ethics *

4.1

Form of Warrant Agreement (May 2005) (1)

4.2

Registration Rights Agreement (May 2005) (1)

4.3

Securities Purchase Agreement (August 2005) (2)

4.4

Form of Warrant Agreement (August 2005) (2)

4.5

Registration Rights Agreement (August 2005) (2)

4.6

Form of Lock-up/Leak-out Agreement *

4.7

Amendment to Registration Rights Agreement (August 2005) (7)

4.8

Securities Purchase Agreement (May 2006) (10)

4.9

Form of Note (May 2006) (9)

4.10

Form of Warrant (May 2006) (9)

4.11

Form of Registration Rights Agreement (May 2006) (9)

4.12

Form of Security Agreement (May 2006) (9)

4.13

Form of Pledge Agreement (May 2006) (9)

4.14

Form of Guaranty (May 2006) (9)

4.15

Form of Voting Agreement (May 2006) (9)

5.1

Opinion of Resch Polster Alpert & Berger LLP *

10.1

Employment Agreement - Jack Abramov (2)

10.2

Employment Agreement - Monty Abramov (2)

10.3

Employment Agreement - Rachel Abramov (2)

10.5

License Agreement between House of Taylor Jewelry, Inc and Interplanet Productions, Ltd. dated May 18, 2005  *

10.6

License Agreement between House of Taylor Jewelry, Inc and Sandbox Jewelry, LLC dated May 18, 2005  *

10.7

House of Taylor Jewelry, Inc./Baguette World Fulfillments Agreement (3)

21.1

List of Subsidiaries *

23.1

Consent of Stonefield Josephson, Inc.

23.3

Consent of Resch Polster Alpert & Berger LLP (contained in Exhibit 5.1)

  *                     Previously Filed

_______________

(1)

Incorporated by reference from Form 8-K filed with the SEC on August 17, 2005.

(2)

Incorporated by reference from Form 8-K filed with the SEC on May 26, 2005.

(3)

Incorporated by reference from Form 8-K filed with the SEC on June 13, 2005.

(4)

Incorporated by reference from Nurescell’s Registration Statement on Form 10K-SB (File No. 0-25377).

(5)

Incorporated by reference from Form 8-K filed with the SEC on February 24, 2004.

(6)

Incorporated by reference from Form 8-K filed with the SEC on May 13, 2005.

(7)

Incorporated by reference from Form 8-K filed with the SEC on Feb. 13, 2006

(9)

Incorporated by reference from Form 8-K filed with the SEC on May 8, 2006

(10)

Incorporated by reference from Form 8-K filed with the SEC on May 15, 2006

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set fort in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 of Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on FormS-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Hollywood, California, on August 11, 2006.

House of Taylor Jewelry, Inc.
By	/s/ Jack Abramov
Jack Abramov
Chief Executive Officer

In accordance with the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on August 11, 2006.

Signature	Title
/s/ Jack Abramov	Chief Executive Officer and President, Director (principal executive officer)
Jack Abramov
/s/ Pauline Schneider	Chief Financial Officer, (principal financial and accounting officer)
Pauline Schneider
/s/ Monty Abramov	Vice President and Secretary, Director
Monty Abramov
/s/ Peter Mainstain*	Director
Peter Mainstain
/s/ Frank M. Devine*	Director
Frank M. Devine
/s/ Larry Chimerine*	Director
Dr. Larry Chimerine

* Executed by Jack Abramov, as attorney-in-fact

EXHIBIT INDEX

Number

Exhibit

1.1

Placement Agent Agreement

1.2

Placement Agent Warrant

2.1

Agreement and Plan of Reorganization, dated as of May 20, 2005, by and among Nurescell, Inc., HOTJ Acquisition Corp. and House of Taylor of Jewelry, Inc.

2.2

Promissory Note Payable by Tech Line Jewelry, Inc. to Rachel Abramov, As Trustee Of The Raphael Abramov And Rachel Abramov Family Trust, Dated As Of June 31, 1999, Jack Abramov And Monty Abramov

2.3

Security Agreement

3.1

Articles of Incorporation, as amended

3.2

Certificate of Amendment to Articles of Incorporation

3.3

Certificate of Amendment to Articles of Incorporation

3.4

By-laws of the registrant

3.5

Code of Business Conduct and Ethics

4.1

Form of Warrant Agreement (May 2005)

4.2

Registration Rights Agreement (May 2005)

4.3

Securities Purchase Agreement (August 2005)

4.4

Form of Warrant Agreement (August 2005)

4.5

Registration Rights Agreement (August 2005)

4.6

Form of Lock-up/Leak-out Agreement

4.8

Securities Purchase Agreement (May 2006)

4.9

Form of Note (May 2006)

4.10

Form of Warrant (May 2006)

4.11

Form of Registration Rights Agreement (May 2006)

4.12

Form of Security Agreement (May 2006)

4.13

Form of Pledge Agreement (May 2006)

4.14

Form of Guaranty (May 2006)

4.15

Form of Voting Agreement (May 2006)

5.1

Opinion of Resch Polster Alpert & Berger LLP

10.1

Employment Agreement - Jack Abramov

10.2

Employment Agreement - Monty Abramov

10.3

Employment Agreement - Rachel Abramov

10.5

License Agreement between House of Taylor Jewelry, Inc and Interplanet Productions, Ltd. dated May 18, 2005

10.6

License Agreement between House of Taylor Jewelry, Inc and Sandbox Jewelry, LLC dated May 18, 2005

10.7

House of Taylor Jewelry, Inc./Baguette World Fulfillments Agreement

21.1

List of Subsidiaries

23.1

Consent of Stonefield Josephson, Inc.

23.3

Consent of Resch Polster Alpert & Berger LLP (contained in Exhibit 5.1)